Exhibit 99.1

Harland News Release                                   John H. Harland Company
                                             PO Box 105250, Atlanta, GA  30348
                                                                (770) 981-9460
                                                               www.harland.net

For More Information, Contact:

Investors
Henry R. Bond
Treasurer and Vice President, Investor Relations
770-593-5697
hbond@harland.net

Media
John Pensec
Vice President, Corporate Communications
770-593-5443
jpensec@harland.net



                      HARLAND REPORTS THIRD-QUARTER RESULTS

ATLANTA (November 1, 2006) - John H. Harland Company (NYSE: JH) today reported results for the third quarter of 2006.

Consolidated sales for the quarter were $256.6 million, a 1.6% decrease from $260.7 million reported for the third quarter of 2005. Consolidated net income for the quarter was $16.6 million, a 10.4% decrease from $18.6 million reported for the same period in 2005. Diluted earnings per share for the quarter were $0.63, a 3.1% decrease from 2005 third-quarter diluted earnings per share of $0.65.

"The third quarter was a solid quarter, with results exceeding our expectations," said Timothy C. Tuff, chairman and chief executive officer of Harland. "We increased sales in our Software and Services and Scantron segments and, at the same time, we also implemented cost reductions in each part of our business. The $0.02 decline in diluted earnings per share in the quarter year-over-year was more than accounted for by the impact of increased severance charges equating to $0.05 per diluted share and the implementation of FASB 123R equating to $0.04 per diluted share."


For the nine months ended September 29, 2006, consolidated sales were $789.5 million, a 10.3% increase from $715.9 million reported for the comparable period a year earlier. Consolidated net income for the first nine months of 2006 was $54.5 million, or $2.02 per diluted share, compared to $54.6 million, or $1.94 per diluted share, for the comparable period a year earlier.

For the first nine months of 2006, the impact of increased severance charges was $0.03 per diluted share and the impact of implementing FASB 123R was $0.11 per diluted share.

During the third quarter, the company repurchased 726,000 shares of stock at an aggregate cost of $26.3 million, or $36.17 per share. There are 1,049,500 shares remaining under the current authorization to repurchase shares.

Segment Reporting

Harland reports results for three business segments: Printed Products, Software and Services and Scantron.

Sales for the quarter from the company's Printed Products segment were $154.4 million, a 6.1% decrease from $164.5 million reported for the same period a year earlier. Segment income from Printed Products was $23.0 million, a 1.0% decrease from $23.2 million in the third quarter of 2005.

"The decline in Printed Products' segment income was more than accounted for by the increase in severance charges incurred in the third quarter," said Tuff. "While there are growth opportunities in Printed Products, our management focus in this business continues to be on maintaining its excellent cash flow."

Software and Services sales for the quarter were $70.4 million, a 7.7% increase from $65.3 million in the third quarter of 2005. Segment income from Software and Services was $8.2 million, a 2.0% increase from $8.0 million in 2005.

"Results from our lending, bank core systems and retail operations were strong in the third quarter," said Tuff. "However, they were partially offset by weakness in our mortgage and thrift core operations. Organic sales growth was 3.5% in the quarter."

Scantron's sales in the quarter were $31.9 million, a 3.2% increase from 2005 third quarter sales of $30.9 million. Segment income was $9.0 million, a 2.4% decrease from $9.2 million in the third quarter of 2005.

"The third quarter traditionally is a good quarter for Scantron, reflecting the start of the school year," said Tuff. "However, our testing and assessment operations exceeded our expectations in the quarter, in particular with sales of some of our newer software products. Severance expenses and an asset impairment charge related to a legacy software product more than offset that strong performance."

The company expects fourth quarter earnings to be in the range of $0.81 to $0.86 per diluted share. For the full year, the company expects earnings to be in the range of $2.83 to $2.88 per diluted share.

Harland's board of directors declared a quarterly dividend of $0.175 per share, payable November 24, 2006 to shareholders of record as of November 15, 2006.

Harland will hold a conference call November 2, 2006 at 10:00 a.m. EST to discuss the results of the quarter and the outlook for the remainder of the year. Interested parties may listen in by accessing a live webcast in the investor relations section of Harland's Web site at www.harland.net. The live conference call can also be accessed by calling 1-719-457-2617 and using the access code #4525889.

A replay of the conference call will be available in the investor relations section of Harland's Web site (www.harland.net) beginning approximately two hours after the call. The rebroadcast will also be available until November 16, 2006 via telephone by calling 1-719-457-0820 and using the access code #4525889.

The company has posted quarterly segment information dating back to 2004. The segment information can be found in the investor relations section of the company's Web site at www.harland.net under News and Publications.

                                       ###
About Harland
Atlanta-based John H. Harland Company (NYSE: JH) (http://www.harland.net) is a leading provider of software and printed products to the financial and educational markets. Harland Financial Solutions, Inc. (http://www.harlandfinancialsolutions.com), a wholly owned subsidiary, supplies software and services, including customer relationship management, deposit and loan origination, core systems and mortgage services to thousands of financial institutions of all sizes. Harland's printed products offerings include checks, direct marketing and financial forms. Scantron Corporation (http://www.scantron.com), a wholly owned subsidiary, is a leading provider of both paper and electronic-based services and systems for the collection, management and interpretation of data to the financial, commercial and educational markets.

Risk Factors and Cautionary Statements
This press release contains statements, which may constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Those statements include statements regarding the intent, belief or current expectations of John H. Harland Company and members of its management, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risks and uncertainties and that the actual results may differ materially from those contemplated by such forward-looking statements. Such differences could be material and adverse.

The Company is subject to federal regulations implementing the information security requirements of the Gramm-Leach-Bliley Act and other federal regulations and state laws regarding the privacy and confidentiality of consumer information. These laws and regulations require the Company to develop, implement and maintain a comprehensive information security program designed to protect the security and confidentiality of consumers' nonpublic personal information and to define requirements for notification in the event of improper disclosure. The Company cannot be certain that advances in criminal capabilities, new discoveries in the field of cryptography or other developments will not compromise or breach the technology protecting the networks that utilize consumers' nonpublic personal information.

Many variables will impact the ability to achieve sales levels, improve service quality, achieve production efficiencies and reduce expenses in Printed Products. These include, but are not limited to, the successful implementation of new accounts, the continuing upgrade of our customer care infrastructure and systems used in the Company's manufacturing, sales, marketing, customer service and call center operations.

Several factors outside the Company's control could negatively impact check revenues. These include the continuing expansion of alternative payment systems such as credit cards, debit cards and other forms of electronic commerce or online payment systems. Check revenues may continue to be adversely affected by continued consolidation of financial institutions, competitive check pricing including up-front contract incentive payments, and the impact of governmental laws and regulations. There can be no assurances that the Company will not lose customers or that any such loss could be offset by the addition of new customers.

While the Company believes growth opportunities exist in the Software and Services segment, there can be no assurances that the Company will achieve its revenue or earnings growth targets. The Company believes there are many risk factors inherent in its software business, including but not limited to the retention of employee talent and customers. Also, variables exist in the development of new software products, including the timing and costs of the development effort, product performance, functionality, product acceptance, competition, the Company's ability to integrate acquired companies, and general changes in economic conditions or U.S. financial markets.

Several factors outside of the Company's control could affect results in the Scantron segment. These include the rate of adoption of new electronic data collection solutions, and testing and assessment methods, which could negatively impact forms, scanner sales and related service revenue. The Company continues to develop products and services that it believes offer state-of-the-art electronic data collection, testing and assessment solutions. However, variables exist in the development of new testing methods and technologies, including the timing and costs of the development effort, product performance, functionality, market acceptance, adoption rates, competition, and the funding of education at the federal, state and local level, all of which could have an impact on the Company's business.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations and speak only as of the date of the statements. Other important risk factors are discussed in detail in Section 1A of the company's Form 10-K filed with the Securities and Exchange Commission on March 16, 2006. The risk factors discussed in the company's Form 10-K are incorporated by reference in this press release.

                             John H. Harland Company
                     Financial Highlights - 3rd Quarter 2006
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                               Three Months ended
                                          September 29,   September 30,
                                              2006            2005        %
----------------------------------------------------------------------------
Sales                                      $ 256,598       $ 260,651    -1.6%
Cost of sales                                128,800         132,528    -2.8%
  Pct of Sales                                 50.2%           50.8%
                                           ---------       ---------
Gross profit                                 127,798         128,123    -0.3%
  Pct of Sales                                 49.8%           49.2%
Selling, general and administrative
  expenses                                    92,402          91,438     1.1%
  Pct of Sales                                 36.0%           35.1%
 Amortization of intangibles                   3,935           4,126    -4.6%
  Pct of Sales                                  1.5%            1.6%
                                           ---------       ---------
Operating Income                              31,461          32,559    -3.4%
  Pct of Sales                                 12.3%           12.5%

Other Income (Expense):
  Interest expense                           (4,381)         (3,258)    34.5%
    Pct of Sales                               -1.7%           -1.2%
  Other - net                                    286             805   -64.5%
    Pct of Sales                                0.1%            0.3%
                                           ---------       ---------
Income before Income Taxes                    27,366          30,106    -9.1%
  Pct of Sales                                 10.7%           11.6%
Income taxes                                  10,740          11,555    -7.1%
  Pct of Sales                                  4.2%            4.4%
                                           ---------       ---------
Net Income                                 $  16,626       $  18,551   -10.4%
                                           ==========      ==========
  Pct of Sales                                  6.5%            7.1%
Effective Tax Rate                             39.2%           38.4%

Earnings per Share
   Basic                                   $    0.65       $    0.67    -3.0%
   Diluted                                 $    0.63       $    0.65    -3.1%
Weighted Average Shares (000)
   Basic                                      25,643          27,533    -6.9%
   Diluted                                    26,335          28,428    -7.4%
Shares O/S at end of period (000)             25,528          28,161    -9.3%
Return on Equity                                21.6%          22.6%     1.0 pct pts
Depreciation and Amortization (000)        $  21,629       $  24,230   -10.7%
Capital Expenditures (000)                 $   4,889       $   5,194    -5.9%
Number of Employees
 (includes temporary employees)                5,385           5,694    -5.4%

Segment Information

Printed Products
  Sales                                    $ 154,404       $ 164,511    -6.1%
  Depreciation & Amortization              $  15,966       $  18,968   -15.8%
  Segment Income                           $  22,991       $  23,231    -1.0%
Software and Services
  Sales                                    $  70,376       $  65,316     7.7%
  Depreciation & Amortization              $   4,215       $   4,240    -0.6%
  Segment Income                           $   8,181       $   8,018     2.0%
Scantron
  Sales                                    $  31,905       $  30,928     3.2%
  Depreciation & Amortization              $   1,022       $     888    15.1%
  Segment Income                           $   8,987       $   9,205    -2.4%
Corporate and Eliminations
  Sales                                    $     (87)      $    (104)  -16.3%
  Depreciation & Amortization              $     426       $     134   217.9%
  Segment Income (Loss)                    $ (12,793)      $ (10,348)   23.6%

Segment income (loss) is defined as income before income taxes.

                             John H. Harland Company
                     Financial Highlights - 3rd Quarter 2006
                   Condensed Statements of Income (Unaudited)
                                   (in 000's)

                                                Nine Months ended
                                          September 29,   September 30,
                                              2006            2005       %
----------------------------------------------------------------------------
Sales                                      $ 789,476       $ 715,897    10.3%
Cost of sales                                397,999         363,826     9.4%
  Pct of Sales                                 50.4%           50.8%
                                           ---------       ---------
Gross profit                                 391,477         352,071    11.2%
  Pct of Sales                                 49.6%           49.2%
Selling, general and administrative
  expenses                                   279,181         250,944    11.3%
  Pct of Sales                                 35.4%           35.1%
 Amortization of intangibles                  12,061           7,533    60.1%
  Pct of Sales                                  1.5%            1.1%
                                           ---------       ---------
Operating Income                             100,235          93,594     7.1%
  Pct of Sales                                 12.7%           13.1%

Other Income (Expense):
  Interest expense                           (12,274)         (6,583)   86.4%
    Pct of Sales                               -1.6%           -0.9%
  Other - net                                  1,152           1,263    -8.8%
    Pct of Sales                                0.1%            0.2%
                                           ---------       ---------
Income before Income Taxes
and Cumulative Effect of Change
in Accounting Principle                       89,113          88,274     1.0%
  Pct of Sales                                 11.3%           12.3%
Income taxes                                  34,978          33,659     3.9%
  Pct of Sales                                  4.4%            4.7%
                                           ---------       ---------
Income before Cumulative Effect
of Change in Accounting Principle          $  54,135       $  54,615    -0.9%
  Pct of Sales                                  6.9%            7.6%
Cumulative Effect of Change in
Accounting Principle, Net of Tax                 345               -
  Pct of Sales                                  0.0%            0.0%
                                           ---------       ---------

Net Income                                 $  54,480       $  54,615    -0.2%
                                           ==========      ==========
  Pct of Sales                                  6.9%            7.6%
Effective Tax Rate                             39.3%           38.1%

Earnings per Share
   Basic                                   $    2.08       $    2.00     4.0%
   Diluted                                 $    2.02       $    1.94     4.1%
Weighted Average Shares (000)
   Basic                                      26,163          27,262    -4.0%
   Diluted                                    26,911          28,127    -4.3%
Shares O/S at end of period (000)             25,528          28,161    -9.3%
Return on Equity                               23.3%           23.9%    -0.6 pct pts
Depreciation and Amortization (000)        $  67,045       $  64,091     4.6%
Capital Expenditures (000)                 $  16,555       $  16,528     0.2%
Number of Employees
 (includes temporary employees)                5,385           5,694    -5.4%

Segment Information

Printed Products
  Sales                                    $ 493,485       $ 455,652     8.3%
  Depreciation & Amortization              $  50,365       $  49,648     1.4%
  Segment Income                           $  81,300       $  74,022     9.8%
Software and Services
  Sales                                    $ 207,949       $ 174,332    19.3%
  Depreciation & Amortization              $  12,954       $  11,248    15.2%
  Segment Income                           $  21,996       $  19,595    12.3%
Scantron
  Sales                                    $  88,728       $  86,469     2.6%
  Depreciation & Amortization              $   3,014       $   2,779     8.5%
  Segment Income                           $  23,326       $  21,018    11.0%
Corporate and Eliminations
  Sales                                    $    (686)      $    (556)   23.4%
  Depreciation & Amortization              $     712       $     416    71.2%
  Segment Income (Loss)                    $ (37,509)      $ (26,361)   42.3%

Segment income (loss) is defined as income before income taxes.

                             John H. Harland Company
                     Financial Highlights - 3rd Quarter 2006
                 Condensed Statements of Cash Flows (Unaudited)
                                   (in 000's)

                                                      Nine Months ended
                                                September 29,   September 29,
                                                    2006            2005
-----------------------------------------------------------------------------
Operating Activities:
Net Income                                        $ 54,480        $ 54,615
Adjustments to reconcile net income to net
  cash provided by operating activities:
  Depreciation and amortization                     67,045          64,091
Contract payments                                  (22,266)        (23,683)
All other                                          (11,786)         (3,597)
                                                  ---------       ---------
Net cash provided by operating activities           87,473          91,426
                                                  ---------       ---------

Investing Activities:
Purchases of property, plant and equipment         (16,555)        (16,528)
Payments for acquisition of businesses,
  net of cash acquired                             (10,115)       (238,987)
All other                                              123             848
                                                  ---------       ---------
Net cash (used in) investing activities            (26,547)       (254,667)
                                                  ---------       ---------

Financing Activities:
Repurchases of stock                               (75,434)         (4,211)
Long-term debt - net                                16,803         166,283
All other                                           (2,893)          2,171
                                                  ---------       ---------
Net cash provided by (used in) financing
  activities                                       (61,524)        164,243
                                                  ---------       ---------
Increase (decrease) in cash and cash equivalents      (598)          1,002
Cash and cash equivalents at beginning of period    10,298           9,214
                                                  ---------       ---------
Cash and cash equivalents at end of period        $  9,700        $ 10,216
                                                  =========       =========
